Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-251237 on Form S-8 of our report dated March 25, 2021, relating to the financial statements of PubMatic, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
San Jose, California
March 25, 2021